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                             CONSULTING AGREEMENT


     AGREEMENT dated as of the 4th day of June, 1998, by and between ENVIROTEST SYSTEMS CORP., a Delaware corporation ("Envirotest"), and Raj Modi (the "Consultant").

     WHEREAS, Envirotest and the Consultant have entered into that certain Employment Agreement, dated as of January 1, 1996, as amended (the "Employment Agreement"); and

     WHEREAS, Section 8(b)(i), (ii), (iii) and (iv) and Section 21 of the Employment Agreement contemplate that, in the circumstances specified therein, Envirotest and the Consultant will enter into an agreement for the provision of consulting services; and

     WHEREAS, Envirotest and the Consultant desire to enter into an agreement specifying the terms and conditions for the consulting services to be provided by the Consultant to Envirotest pursuant to Section 8(b)(i), (ii),
(iii) or (iv) or Section 21 of the Employment Agreement, as applicable.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises of each party to the other contained herein, it is hereby mutually agreed as follows:

     1. EFFECTIVENESS; PROVISION OF SERVICES. (a) This Agreement shall become effective on the Effective Date (as defined below). During the Consulting Period or Additional Consulting Period, as applicable, the consultant shall provide such financial consulting services as are reasonably requested in writing by the chief executive officer of Envirotest and as are consistent with the Consultant's duties as in effect on the date hereof and as reflected in the Employment Agreement, PROVIDED that the Consultant is available to provide such services, the Consultant's availability to be determined solely by the Consultant. All capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings specified in the Employment Agreement.

     (b) In the event that Envirotest terminates the employment of the Consultant during the Term, as contemplated by Section 8(b)(i) of the Employment Agreement, the "Effective Date," and the first day of the Consulting Period, shall be the first business day after such termination is effective.

     (c) In the event that the Consultant has given Envirotest written notice terminating his employment with Envirotest as contemplated by Section 8(b)(ii), (iii) or (iv) of the Employment Agreement, as applicable, the "Effective Date," and the first day of the Consulting Period, shall be the first business day after such termination is effective.

     (d) In the event that Envirotest elects to retain the Consultant's services pursuant to Section 21 of the Employment Agreement, the "Effective Date," and the first day of the Additional Consulting Period, shall be the date agreed upon in writing between the Consultant and


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Envirotest. It is understood and agreed that Section 21 of the Employment
Agreement shall not be applicable where Section 8(b) of the Employment Agreement otherwise applies.

     2. COMPENSATION AND BENEFITS. In consideration for the consulting services to be rendered by the Consultant pursuant to this Agreement, Envirotest shall compensate the Consultant as follows:

        (a)  In the event that this Agreement becomes effective pursuant to
   Section 8(b)(i), (ii), (iii) or (iv) of the Employment Agreement, the Consultant's compensation and benefits shall be as specified in Section 8(b) of the Employment Agreement.

        (b)  In the event that this Agreement becomes effective pursuant to
   Section 21 of the Employment Agreement, the Consultant's compensation and benefits shall be as specified in that Section.

     3. ASSIGNMENT. Neither this Agreement nor any interest thereunder shall be assignable by either party unless such assignment is mutually agreed to in writing by the parties hereto; PROVIDED, HOWEVER, that Envirotest may assign this Agreement to any corporation with which Envirotest may merge or consolidate, or to which Envirotest may assign substantially all of its assets, without obtaining the agreement of the Consultant.

     4. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party hereto at the following address:

          If to the Consultant:

          Rajendra Modi
          20345 Saratoga Rd. - Los Gatos
          Saratoga, CA 95070

          If to Envirotest:

          Envirotest Systems Corp.
          246 Sobrante Way
          Sunnyvale, California 94086
          Attention: Chief Executive Officer

     5. ADDITIONAL PROVISIONS. (a) This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed therein. The titles or headings in this Agreement are for convenience only, and shall not affect the interpretation or construction of any provision hereof.

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          (b)       The relationship of the Consultant to Envirotest is that
of an independent contractor, and nothing herein shall be construed as creating any other relationship. The Consultant may adopt such arrangements as the Consultant may desire in his sole discretion with regard to the details of the consulting services to be performed hereunder, the hours during which said services are to be provided and the place or places where said services are to be furnished. The Consultant shall be obligated to pay any and all applicable state and federal taxes.

          (c) All materials and equipment furnished by Envirotest, and all materials and equipment the cost of which shall be reimbursed to the Consultant by Envirotest hereunder, are to be and remain the sole property of Envirotest, and are to be returned to Envirotest within ninety days after the expiration of this Agreement.

          (d) The Consultant agrees to promptly disclose to Envirotest all inventions, discoveries and improvements made or perfected in the performance of the services furnished to Envirotest by the Consultant, or by others associated with or used by the Consultant in the conduct of the services furnished hereunder. All such inventions, discoveries or improvements and patents therefor shall become the exclusive property of Envirotest. The Consultant hereby undertakes and agrees to execute such assignments and other papers which, in the opinion or Envirotest, are necessary at any time to permit the filing and prosecution of any applications for patents covering the inventions, discoveries or improvement or are otherwise required for compliance with the requirements of this
Section 5(e). In the event that others are, or may hereafter become, associated with the Consultant or be used by the Consultant in connection with the services provided hereunder, the Consultant agrees to procure from such persons similar agreements and to cooperate with Envirotest in procuring execution by such persons of such assignments and other papers as may be required.

          (e) No modification of this Agreement shall be valid unless in writing and signed by the duly authorized representatives of the parties hereto.

          6. ENTIRE AGREEMENT. This Agreement (together with Sections 9, 20 and 22 of the Employment Agreement and the other provisions of the Employment Agreement specifically referred to herein) represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all understandings, prior agreements and representations.



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          IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                            ENVIROTEST SYSTEMS CORP.


                                            By: /s/ MARK THOMAS
                                                -------------------------------
                                                Name:  MARK THOMAS
                                                Title: Executive Vice President


                                            CONSULTANT


                                            /s/ RAJENDRA MODI
                                            -------------------------------
                                            Rajendra Modi


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